 Exhibit 99.5
ImageWare® Appoints Chris Dickson as Vice President of Sales

San Diego (July 1, 2020) – ImageWare® Systems, Inc. (OTCQB: IWSY), a leader biometric identification and authentication, is pleased to announce the appointment of Christopher (Chris) D. Dickson, as Vice President of Sales, effective June 30, 2020.

Dickson joins ImageWare with over 25 years of sales and business development experience in Security, Blockchain, Cloud and Enterprise software. His career includes eighteen years with Computer Associates, where he held key sales leadership positions in various parts of the world including Australia, New York, California and Switzerland.

Before coming to the Company, Dickson worked within technology for nearly two decades in sales. Most recently, he was responsible for sales at The Bitfury Group (a Forbes 50 blockchain company) and was pivotal in launching one of the first Enterprise based Blockchain SaaS solutions into the market, delivering quarter over quarter growth, ending the first 12 months, with a 600% increase in sales. While at Panaya (an Enterprise SaaS company), he delivered quarter over quarter double-digit (50%) growth, with significant new client focus. While at Verizon Enterprise, he led the partner and system integrator businesses for EMEA, growing sales by 350% within eighteen months through country-specific go to market strategies, partner specialization, enhanced operating discipline, and deliberate expansion of cross-sell and up-sell.

Kristin A. Taylor, President and CEO of ImageWare, said, “Chris brings a welcomed sense of urgency and focus to our Company and a network of key relationships in the tech sector. He applies his deep technical background to his role which gives us a vital sales edge as he guides us to achieve our revenue goals. His passion for building teams, collaborating closely with engineering, and product management are Chris’s strong suites.”

Dickson said, “With an organized focus, and new go-to-market strategies, I am certain we have the technology and team to help customers solve their identity management challenges leveraging ImageWare’s deep experience with biometrics. Multi-factor authentication that leverages Cloud-based biometric matching is fast becoming the new standard for ensuring and protecting access to data for both consumers, enterprises, and governments alike.”

Originally from Wellington, New Zealand, Mr. Dickson studied Computer Studies at the Central Institute of Technology, now Victoria University. He is a trained programmer and began his career performing object- oriented coding.

About ImageWare® Systems, Inc.

In 1987, ImageWare was founded to innovate imaging. After a bold start evolving silver halide photography into digital images, ImageWare built the first statewide digital booking platform for the United States law enforcement in 1998. Since then, ImageWare has evolved into the largest holder of multimodal biometrics, managing millions of identities daily. With vast experience in the government sector, ImageWare is democratizing biometrics by offering defense-grade identity and authentication solutions to the masses. By identifying the person, not a device, ImageWare is giving populations around the globe access to their important data. www.iwsinc.com

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if,” “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. are intended to identify such forward-looking statements. ImageWare may from time to time update publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Media Contact:
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Veritas Lux
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Investor Relations:
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